FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                               September 30, 1999

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  Nine Months ended September 30, 1999 and 1998

                                      INDEX

          FINANCIAL STATEMENTS:

          Condensed Consolidated Balance Sheets                                1
          Condensed Consolidated Statements of Income                          2
          Condensed Consolidated Statements of Cash Flows                      3
          Notes to Condensed Consolidated Financial Statements                 4

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                                 September 30,   December 31,
                              ASSETS                                  1999           1998
                                                                 -------------   ------------
Bonds at market value (amortized cost of $1,794,832 and
  $1,631,094)                                                    $   1,760,527    $ 1,683,928
Equity investments at market value (cost of $30,393 and
  $34,250)                                                              29,305         37,268
Short-term investments                                                 135,924         92,241
                                                                 -------------    -----------

     Total investments                                               1,925,756      1,813,437
Cash                                                                     4,338          2,729
Deferred acquisition costs                                             195,310        199,559
Prepaid reinsurance premiums                                           259,859        217,096
Reinsurance recoverable on unpaid losses                                 6,468          3,907
Receivable for securities sold                                          30,724          1,656
Other assets                                                           167,946        144,105
                                                                 -------------    -----------

          TOTAL ASSETS                                           $   2,590,401    $ 2,382,489
                                                                 =============    ===========

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                         $     810,024    $   721,699
Losses and loss adjustment expenses                                     71,803         63,947
Deferred federal income taxes                                           66,385         95,398
Ceded reinsurance balances payable                                      28,241         31,502
Payable for securities purchased                                       208,475        105,749
Long-term debt                                                         120,000        120,000
Minority interest                                                       22,002         20,388
Accrued expenses and other liabilities                                 114,766        119,215
                                                                 -------------    -----------

          TOTAL LIABILITIES AND MINORITY INTEREST                    1,441,696      1,277,898
                                                                 -------------    -----------

Common stock (500 shares authorized, issued and
   outstanding; par value of $30,000 per share)                         15,000         15,000
Additional paid-in capital                                             706,117        694,788
Accumulated other comprehensive income (loss) (net of deferred
   income tax provision (benefit) of $(12,388) and $19,904)            (23,005)        36,964
Accumulated earnings                                                   450,593        357,839
                                                                 -------------    -----------

          TOTAL SHAREHOLDER'S EQUITY                                 1,148,705      1,104,591
                                                                 -------------    -----------

TOTAL LIABILITIES AND MINORITY INTEREST AND
            SHAREHOLDER'S EQUITY                                 $   2,590,401    $ 2,382,489
                                                                 =============    ===========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                           Nine Months Ended September 30,
                                                           -------------------------------
                                                                 1999         1998
                                                              ---------    ---------
REVENUES:
   Net premiums written (net of premiums ceded of
      $89,620 and $66,074)                                    $ 172,598    $ 154,530
   Increase in deferred premium revenue                         (45,829)     (57,539)
                                                              ---------    ---------
   Premiums earned (net of premiums ceded of
      $46,652 and $37,497)                                      126,769       96,991
   Net investment income                                         67,728       55,268
   Net realized gains (losses)                                  (10,504)      16,808
   Other income                                                   1,096          295
                                                              ---------    ---------
                       TOTAL REVENUES                           185,089      169,362
                                                              ---------    ---------
EXPENSES:
   Losses and loss adjustment expenses (net of
      reinsurance recoveries of $2,796 and $(6,780))              5,950        3,140
   Policy acquisition costs                                      30,197       25,311
   Other operating expenses                                      24,951       18,566
                                                              ---------    ---------
                       TOTAL EXPENSES                            61,098       47,017
                                                              ---------    ---------
Minority interest and equity earnings                            (1,773)
                                                              ---------
INCOME BEFORE INCOME TAXES                                      122,218      122,345
Provision for income taxes                                       29,464       33,223
                                                              ---------    ---------
          NET INCOME                                             92,754       89,122
                                                              ---------    ---------

Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on securities:
      Holding gains (losses) arising during period              (67,573)      24,880
      Less: reclassification adjustment for losses (gains)
         included in net income                                   7,604      (10,925)
                                                              ---------    ---------
   Other comprehensive loss                                     (59,964)      13,955
                                                              ---------    ---------
      COMPREHENSIVE INCOME                                    $  32,785    $ 103,077
                                                              =========    =========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                      Nine Months Ended September 30,
                                                      -------------------------------
                                                             1999           1998
                                                         -----------    -----------
Cash flows from operating activities:
   Premiums received, net                                $   171,519    $   173,581
   Policy acquisition and other operating expenses
     paid, net                                               (42,125)       (68,510)
   Recoverable advances received (paid)                      (10,889)         1,884
   Loss and LAE recovered (paid), net                           (641)        10,928
   Net investment income received                             64,683         52,042
   Federal income taxes paid                                 (35,654)       (41,190)
   Interest paid                                              (6,668)
   Other, net                                                  1,057          1,701
                                                         -----------    -----------
          Net cash provided by operating activities          141,282        130,436
                                                         -----------    -----------

Cash flows from investing activities:
   Proceeds from sales of bonds                            1,488,111      1,316,212
   Purchases of bonds                                     (1,585,789)    (1,476,892)
   Purchases of property and equipment                          (619)          (822)
   Net decrease (increase) in short-term securities          (41,183)        33,302
   Other investments, net                                       (193)
                                                         -----------    -----------
          Net cash used for investing activities            (139,673)      (128,200)
                                                         -----------    -----------

Cash flows from financing activities:
   Stock repurchase                                                          (8,500)
                                                                        -----------
          Net cash used for financing activities                             (8,500)
                                                                        -----------

Net increase (decrease) in cash                                1,609         (6,264)

Cash at beginning of period                                    2,729         11,235
                                                         -----------    -----------

Cash at end of period                                    $     4,338    $     4,971
                                                         ===========    ===========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

1.    ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.

2.    BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include, only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at September 30, 1999 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1998 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the periods ended September 30, 1999 and 1998 are not necessarily indicative of the operating results for the full year.


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